SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 10, 2004
                                                          -------------


                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


       Pennsylvania              000-22537-01               23-2215075
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 (State or other jurisdiction    (Commission           (I.R.S. Employer
   of incorporation)            File Number)          Identification No.)


        Philadelphia and Reading Avenues, Boyertown, PA       19512
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           (Address of principal executive office)         (Zip Code)


       Registrant's telephone number, including area code (610) 367-6001
                                                          --------------

                                       N/A
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         (Former name or former address, if changed since last report)



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Item 5.  Other Events.
---------------------

         As previously reported, on December 17, 2003, National Penn Bancshares, Inc. ("National Penn") and Peoples First, Inc. ("Peoples") entered into an Agreement (the "Agreement") providing, among other things, for the merger of Peoples, parent company of The Peoples Bank of Oxford ("Peoples Bank"), with and into National Penn, with National Penn surviving the merger. Peoples Bank, a
$461 million bank headquartered in Oxford, Pennsylvania, operated eight community offices in Chester and Lancaster Counties, Pennsylvania and one community office in Cecil County, Maryland.

         On June 10, 2004, National Penn completed its acquisition of Peoples and on June 11, 2004, National Penn merged Peoples Bank with and into its banking subsidiary, National Penn Bank. Peoples Bank will retain its name and operate as a division of National Penn Bank. As a result of the merger, National Penn will have $4.2 billion in assets and will operate 74 community offices in southeastern Pennsylvania and operate one community office in Cecil County, Maryland through National Penn Bank and its FirstService, HomeTowne Heritage and Peoples Bank Divisions.

         Immediately prior to the merger, there were 2,956,288 shares of Peoples common stock issued and outstanding. Former Peoples shareholders have elected to receive either 1.505 shares of National Penn common stock, $49.54 in cash, or a combination of both, for each share of Peoples common stock, subject to allocation procedures. The application of these allocation procedures resulted in the exchange of 30% of the Peoples shares for cash and 70% of the Peoples shares for stock. On the effective date of the merger, the last reported sale price of National Penn common stock, as reported on the National Market tier of The Nasdaq Stock Market, was $28.74 per share.

         Immediately prior to the merger, there were stock options outstanding and exercisable for 62,250 shares of Peoples common stock. When the merger became effective, each such option was automatically converted into a substitute stock option for National Penn common stock, with the number of shares and the per share exercise price adjusted pursuant to the terms of the Agreement, resulting in the issuance of stock options exercisable for 107,270 shares of National Penn common stock with an average exercise price of $14.00 per share. Otherwise, the substitute stock options were issued on the same terms and conditions as the converted Peoples options.

         The former directors of Peoples were appointed to a new Peoples Bank divisional board of directors. The former chairman of the Peoples board, George
C. Mason, became a director of National Penn Bancshares, Inc. The former president of Peoples, Hugh J. Garchinksy, became a director of National Penn Bank and President of the Peoples Bank Division. Other than the foregoing appointments as provided in the Agreement, the Boards of Directors and executive



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officers of National  Penn and National  Penn Bank remained the same as those in office immediately prior to the merger. The articles of association and bylaws of National Penn Bank remained the same as those in effect immediately prior to the merger.

         The foregoing summary of the merger does not purport to be complete and
is  qualified  in  its  entirety  by  reference  to  the  Agreement,   which  is
incorporated by reference herein as Exhibit 2.1.

Item 7.  Financial Statements and Exhibits.
------------------------------------------

(c) Exhibits.
    --------

         2.1 Agreement dated as of December 17, 2003, by and between National Penn Bancshares, Inc. and Peoples First, Inc.
                  Schedules  are  omitted   pursuant  to  Regulation  S-K,  Item
                  601(b)(2); National Penn agrees to furnish a copy of such schedules to the Securities and Exchange Commission upon request. (Incorporated by reference to Exhibit 2.1 to National Penn's Current Report on Form 8-K dated December 17, 2003.)

         2.2 Form of Letter Agreement between National Penn Bancshares, Inc. and directors of Peoples First, Inc. concerning voting for approval of merger. (Incorporated by reference to Exhibit
                  2.2 to National Penn's Current Report on Form 8-K dated December 17, 2003.)

         99 Press Release of National Penn Bancshares, Inc. and Peoples First, Inc. dated June 10, 2004 (filed pursuant to Item 9 of Form 8-K).

Item 9.  Regulation FD Disclosure.
---------------------------------

         On June 10, 2004, National Penn and Peoples issued a press release concerning closing of National Penn's acquisition of Peoples (discussed at Item 5 hereof). This press release is filed herein, as part of this Item 9, as
Exhibit 99.



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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NATIONAL PENN BANCSHARES, INC.


                                           By   /s/Wayne R. Weidner
                                             ----------------------
                                             Name: Wayne R. Weidner
                                             Title: Chairman and
                                                    Chief Executive Officer


Dated: June 16, 2004



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                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                              Description
--------------                              -----------


         2.1 Agreement dated as of December 17, 2003, by and between National Penn Bancshares, Inc. and Peoples First, Inc.
                  Schedules  are  omitted   pursuant  to  Regulation  S-K,  Item
                  601(b)(2); National Penn agrees to furnish a copy of such schedules to the Securities and Exchange Commission upon request. (Incorporated by reference to Exhibit 2.1 to National Penn's Current Report on Form 8-K dated December 17, 2003.)

         2.2 Form of Letter Agreement between National Penn Bancshares, Inc. and directors of Peoples First, Inc. concerning voting for approval of merger. (Incorporated by reference to Exhibit
                  2.2 to National Penn's Current Report on Form 8-K dated December 17, 2003.)

         99 Press Release of National Penn Bancshares, Inc. and Peoples First, Inc. dated June 10, 2004 (filed pursuant to Item 9 of Form 8-K).



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